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                        LIBERTY FINANCIAL COMPANIES, INC.
                 EXHIBIT 12 - STATEMENT RE COMPUTATION OF RATIOS
                                 ($ in millions)

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                                                                             THREE MONTHS ENDED
                                                                                  MARCH 31
                                                                        ------------------------------
                                                                            2000            1999
                                                                        -------------- ---------------
                                                                         (RESTATED)
Earnings:

   Pretax income                                                               $62.4           $44.0
   Add fixed charges:
       Interest on indebtedness                                                  9.8             8.8
       Portion of rent representing the interest factor                          1.2             1.2
       Accretion to face value of redeemable
             convertible preferred stock                                         0.2             0.2
                                                                        -------------- ---------------
   Sub-total of income as adjusted                                              73.6            54.2
       Interest on fixed annuities and financial products                      127.3           134.8
                                                                        -------------- ---------------
    Total income as adjusted                                                  $200.9          $189.0
                                                                        ============== ===============

Fixed charges:

   Interest on indebtedness                                                     $9.8            $8.8
   Portion of rent representing the interest factor                              1.2             1.2
   Accretion to face value of redeemable
          convertible preferred stock                                            0.2             0.2
                                                                        -------------- ---------------
   Sub-total of fixed charges                                                   11.2            10.2
   Interest on fixed annuities and financial products                          127.3           134.8
                                                                        -------------- ---------------
   Combined fixed charges                                                      138.5           145.0
   Preferred stock dividends                                                     0.3             0.3
                                                                        -------------- ---------------
   Fixed charges and preferred stock dividends                                $138.8          $145.3
                                                                        ============== ===============

Ratio of earnings to fixed charges:

   Excluding interest on fixed annuities and financial  products              6.57 x          5.31 x
                                                                        ============== ===============

   Including interest on fixed annuities and financial products               1.45 x          1.30 x
                                                                        ============== ===============

Ratio of earnings to combined fixed charges and preferred stock dividends:

   Excluding interest on fixed annuities and financial products               6.40 x          5.16 x
                                                                        ============== ===============

   Including interest on fixed annuities and financial  products              1.45 x          1.30 x
                                                                        ============== ===============
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